UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 22, 2018

Perry Ellis International, Inc.
(Exact name of registrant as specified in its charter)

Florida	0-21764	59-1162998
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 N.W. 107th Avenue Miami, Florida		33172
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (305) 592-2830

N/A
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On October 22, 2018, pursuant to the terms of an Agreement and Plan of Merger, dated as of June 15, 2018 (the “Merger Agreement”), by and among Perry Ellis International, Inc., a Florida corporation (the “Company”), Feldenkreis Holdings LLC, a Delaware limited liability company (“Parent”), and GF Merger Sub, Inc., a Florida corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent. Parent is wholly owned by George Feldenkreis, Oscar Feldenkreis and certain other related shareholders (the “Rollover Investors”).

Item 1.01.	Entry into a Material Definitive Agreement.

The aggregate merger consideration was funded in part by the debt financing arrangements described in this Item 1.01.

Term Loan Facilities

On October 22, 2018, certain subsidiaries of the Company, including GFFO Holdings LLC, a Delaware limited liability company (“Super HoldCo”), Portfolio Brands Holdings LLC, a Delaware limited liability company (“IPCo HoldCo”), and its subsidiaries (collectively, the “IPCo Silo”) entered into a (x) First Lien Credit Agreement, dated as of October 22, 2018 (the “First Lien Credit Agreement”), with the lenders party thereto and Fortress Credit Corp., as administrative agent and collateral agent and (y) Second Lien Credit Agreement, dated as of October 22, 2018 (the “Second Lien Credit Agreement” and, together with the First Lien Credit Agreement, the “Term Loan Credit Agreements”), with the lenders party thereto and Fortress Credit Corp., as administrative agent and collateral agent. On that date, pursuant to the Term Loan Credit Agreements, the lenders extended to Portfolio Brands LLC (an indirect, wholly-owned subsidiary of Parent) as borrower (the “Borrower”) thereunder, $140 million aggregate principal amount of term loans under the First Lien Credit Agreement and $95 million aggregate principal amount of term loans under the Second Lien Credit Agreement.

Borrowings under the Term Loan Credit Agreements bear interest at a rate per annum equal to an applicable margin, plus, at the Borrower’s option, either (a) a base rate or (b) a LIBOR rate, in each case, subject to interest rate floors.

Term loans under the First Lien Credit Agreement will amortize in equal quarterly installments in an aggregate annual amount equal to 5% of the original principal amount of such term loan facility, with the balance being payable on the date that is five years after the closing of the facilities. Term loans under the Second Lien Credit Agreement have no required amortization and will be payable in full on the date that is six years after the closing of the facilities.

Entities under the IPCo Silo guarantee the borrowings under the Term Loan Credit Agreements. All obligations under the Term Loan Credit Agreements and the related guarantees are secured by a perfected first-priority or second-priority security interest in substantially all of the tangible and intangible assets of Super HoldCo and entities under the IPCo Silo as well as a perfected first-priority pledge of the equity interests of entities comprising the IPCo Silo.

The Term Loan Credit Agreements contain negative and affirmative covenants, events of default and repayment and prepayment provisions customarily applicable to senior secured credit facilities.

ABL Facility

On October 22, 2018, certain subsidiaries of the Company, including PEI Operating Holdings LLC, a Delaware limited liability company (“OpCo HoldCo”), and its subsidiaries (collectively, the “OpCo Silo”), entered into an ABL Credit Agreement, dated as of October 22, 2018 (the “ABL Credit Agreement”), with the lenders party thereto and Wells Fargo Bank, N.A., as administrative agent and collateral agent. Pursuant to the ABL Credit Agreement, the lenders extended to certain U.S., Canadian and UK subsidiaries of the Company as borrowers (the “ABL Borrowers”) thereunder, a revolving credit facility in the maximum aggregate principal amount of $275 million, subject to borrowing base capacity (the “ABL facility”). On October 22, 2018, the ABL Borrowers borrowed approximately $134 million under the ABL facility. The ABL facility includes borrowing capacity available for letters of credit and for borrowings on same-day notice under swingline loans.

Borrowings under the ABL facility bear interest at a rate per annum equal to an applicable margin, plus, at the ABL Borrowers’ option, either (a) a base rate, (b) a LIBOR rate or (c) certain other applicable rates.

In addition to paying interest on outstanding principal under the ABL facility, the ABL Borrowers are required to pay customary commitment and letter of credit fees.

Principal amounts outstanding under the ABL facility will be due and payable in full at maturity, five years from the closing of the facility.

U.S. entities under the OpCo Silo guarantee the borrowings of U.S. obligors under the ABL facility, and certain foreign subsidiaries under the OpCo Silo organized in Canada and the UK guarantee the borrowings by Canadian and UK borrowers under the ABL facility. Subject to certain exceptions and agreements with respect to obligations of U.S. and non-U.S. obligors, all obligations under the ABL facility and the related guarantees are secured by a perfected first-priority security interest in substantially all of the tangible and intangible assets of the entities under the OpCo Silo.

The ABL facility contains negative and affirmative covenants, events of default and repayment and prepayment provisions customarily applicable to asset-based senior credit facilities.

Mortgage Financing

On October 23, 2018, Supreme Realty, LLC (“Supreme”) entered into a Credit Agreement, dated as of October 23, 2018 (the “Doral Credit Agreement), with Mercantil Bank, N.A. (“Mercantil”). Pursuant to the Doral Credit Agreement, Mercantil extended a loan to Supreme in the aggregate principal amount of $5,829,135.00 (the “Doral Loan”), secured by a second mortgage on an office warehouse building in Doral, Florida. Interest on the Doral Loan is payable at a rate equal to 250 basis points above the eight-year SWAP Rate, as defined. The Doral Loan matures in eight years and requires monthly payments of principal and interest based on a 25-year amortization. The Company provided an unlimited and unconditional guarantee of the Doral Loan.

On October 23, 2018, Tampa DC, LLC (“Tampa LLC”) entered into a Credit Agreement, dated as of October 23, 2018 (the “Tampa Credit Agreement”), with Mercantil. Pursuant to the Tampa Credit Agreement, Mercantil extended a loan to Tampa LLC in the aggregate principal amount of $5,030,846.00 (the “Tampa Loan”), secured by a second mortgage on an office warehouse building in Tampa, Florida. Interest on the Tampa Loan is payable at a rate equal to 250 basis points above the eight-year SWAP Rate, as defined. The Tampa Loan matures in eight years and requires monthly payments of principal and interest based on a 25-year amortization. The Company provided an unlimited and unconditional guarantee of the Tampa Loan.

The Doral Loan and the Tampa Loan are cross collateralized and cross defaulted pursuant to a Cross Collateralization and Cross Default Agreement among Supreme, Tampa LLC and Mercantil.

Item 1.02.	Termination of a Material Definitive Agreement.

In connection with the consummation of the Merger, the Amended and Restated Loan and Security Agreement, dated December  2, 2011, among the Company, the subsidiaries named as Borrowers or Guarantors therein, the Lenders named therein, Wells Fargo Bank, National Association, as agent for the Lenders, and Bank of America, N.A., as syndication agent, as amended, was terminated and all obligations outstanding thereunder were repaid effective as of October 22, 2018.

Item 2.01.	Completion of Acquisition of Disposition of Assets.

The information set forth in the Introductory Note and in Items 1.01, 3.03, 5.01, 5.02 and 5.03 of this report is incorporated herein by reference.

At the effective time of the Merger (the “Effective Time”), each share of common stock, par value $.01 per share (“Company Common Stock”), of the Company owned immediately prior to the Effective Time, other than as provided below, was converted into the right to receive $27.50 in cash (the “per share merger consideration”), without interest and less any applicable withholding taxes. The following shares of Company Common Stock were not converted into the right to receive the per share merger consideration in connection with the Merger: (i) shares of Company Common Stock held by the Company or any of its wholly-owned subsidiaries or Parent or its subsidiaries; (ii) shares of Company Common Stock held by the Rollover Investors; and (iii) shares of Company Common Stock whose holders did not vote in favor of adopting the Merger Agreement and have demanded and perfected their appraisal rights in accordance with, and have complied in all respects with, the Florida Business Corporation Act (“Dissenting Shares”).

In connection with the consummation of the Merger, (i) each stock option and stock appreciation right, whether or not then exercisable or vested, was converted into the right to receive at the closing cash equal to the product of (a) the excess, if any, of the merger consideration over the per share exercise price of the applicable option or stock appreciation right and (b) the number of shares of Company Common Stock underlying such option or stock appreciation right; (ii) each restricted stock award not subject to any performance-based vesting condition held by an employee was automatically vested and converted into the right to receive at the closing cash equal to the product of (a) the per share merger consideration and (b) the number of shares of Company Common Stock subject to such restricted stock award; (iii) each restricted stock award not subject to any performance-based vesting condition held by a non-employee member of the board of directors of the Company vested on a prorated basis based on the number of days that elapsed since the grant date of such award and was converted into the right to receive at the closing cash equal to the product of (a) the per share merger consideration and (b) such pro-rated number of shares; and (iv) with the exception of certain management members described below, each restricted stock award subject to any performance-based vesting condition was converted into a right to receive a restricted cash award from the surviving corporation that will vest and be payable (without regard to any performance goals but subject to applicable service vesting conditions in the prior award) at the end of its currently applicable vesting period, with the cash payment therefor equal to the product of: (a) the per share merger consideration and (b) the number of shares of Company Common Stock subject to such restricted stock award that would have vested based on target level achievement. Such restricted cash award will accelerate upon a termination without cause or for good reason prior to the scheduled vesting date. Each restricted stock award subject to any performance-based vesting condition held by Mr. Jorge Narino or Ms. Tricia McDermott Thompkins was converted into a right to receive at the closing a cash payment equal to the product of: (a) the per share merger consideration and (b) the number of shares of Company Common Stock subject to such restricted stock award that would have vested based on target level achievement. All outstanding restricted stock units held by George Feldenkreis were cancelled.

The aggregate merger consideration is approximately $437 million and was funded by the proceeds received in connection with the debt financings described in Item 1.01 of this report, as well as cash on hand at the Company and its subsidiaries.

The Rollover Investors contributed, in the aggregate, approximately 19.8% of the outstanding shares of Company Common Stock immediately prior to the Effective Time to Parent in exchange for a pro rata share of the equity of Parent based on a value of each share of Company Common Stock so contributed of $27.50.

George Feldenkreis is the founder of the Company and a member of the board of directors of the Company. George Feldenkreis beneficially owned approximately 10.8% of the Company Common Stock before completion of the Merger. Oscar Feldenkreis is Chief Executive Officer, President and a director of the Company and the son of George Feldenkreis. Oscar Feldenkreis beneficially owned approximately 7.7% of the Company Common Stock before completion of the Merger.

A special committee of the board of directors of the Company, comprised entirely or independent and disinterested directors, voted unanimously to recommend to the board of directors that it, and thereafter the board of directors, acknowledging the interest of George Feldenkreis and Oscar Feldenkreis in the Merger, voted unanimously to approve and declare advisable the Merger Agreement, the Merger and the transactions contemplated by the Merger Agreement, and declare that the Merger Agreement, the Merger and the transactions contemplated by the Merger Agreement are fair to and in the best interests of the Company and the unaffiliated shareholders of the Company. On October 18, 2018, the proposal to adopt the Merger Agreement was approved at a special meeting of shareholders of the Company by the affirmative vote of the holders of (i) a majority of the outstanding shares of Company Common Stock entitled to vote thereon, and (ii) a majority of the outstanding shares of Company Common Stock entitled to vote thereon not owned by (A) officers or directors of the Company, (B) the Rollover Investors or (C) any person having any equity interest in Parent or Merger Sub.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this report and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in the Introductory Note and Items 1.01 and 2.01 of this report is incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introductory Note and Items 2.01 and 3.03 of this report is incorporated herein by reference.

Prior to the open of trading on October 22, 2018, in connection with the consummation of the Merger, the Company notified The NASDAQ Global Select Market (“NASDAQ”) that the Merger had been consummated and requested that the trading of the Company Common Stock on NASDAQ be suspended and that the listing of the Company Common Stock on NASDAQ be withdrawn. In addition, the Company requested that NASDAQ file with the Securities and Exchange Commission (the “SEC”) a notification on Form 25 to report the delisting of the Company Common Stock from NASDAQ and to deregister the Company Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Company also intends to file with the SEC a Form 15 requesting that the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be terminated or suspended.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and Items 2.01, 3.01 and 5.03 of this report is incorporated herein by reference.

As a result of the Merger, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than certain excluded shares and Dissenting Shares) was automatically canceled and ceased to exist, and was converted into the right to receive the per share merger consideration, without interest and less any applicable withholding taxes. Accordingly, at the Effective Time, the Company’s shareholders immediately before the Effective Time ceased to have any rights in the Company as shareholders, other than their right to receive the per share merger consideration or, with respect to shareholders holding Dissenting Shares, appraisal rights.

Item 5.01.	Changes in Control of Registrant.

The information set forth in the Introductory Note and Items 1.01, 2.01, 3.01, 3.03 and 5.02 of this report is incorporated herein by reference.

On October 22, 2018, pursuant to the terms of the Merger Agreement, Merger Sub was merged with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of Parent. Parent is owned by the Rollover Investors.

Upon completion of the Merger, George Feldenkreis beneficially owns, directly or indirectly, approximately 50.6% of the Company’s voting securities, Oscar Feldenkreis beneficially owns, directly or indirectly, approximately 39.0% of the Company’s voting securities, and Fanny Hanono (the daughter of George Feldenkreis), beneficially owns, directly or indirectly, approximately 10.4% of the Company’s voting securities.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note and Item 2.01 of this report is incorporated herein by reference.

In connection with the consummation of the Merger, George Feldenkreis, the sole director of Merger Sub immediately prior to the Effective Time, became the sole director of the Company.  Accordingly, as of the Effective Time, each of Oscar Feldenkreis, Bruce J. Klatsky, Michael W. Rayden, J. David Scheiner, Joe Arriola and Jane E. DeFlorio ceased to serve as a director of the Company.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in the Introductory Note and Item 2.01 of this report is incorporated herein by reference.

In connection with the consummation of the Merger, (a) the Company’s articles of incorporation were amended and restated in their entirety to be in the form prescribed by the Merger Agreement, and (b) the Company’s bylaws were amended and restated in their entirety to be in the form prescribed by the Merger Agreement. The foregoing summary of the Company’s sixth amended and restated articles of incorporation and third amended and restated bylaws does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the sixth amended and restated articles of incorporation and third amended and restated bylaws of the Company, which are filed as Exhibits 3.1 and 3.2 to this report, respectively, and are incorporated herein by reference.

Item 8.01.	Other Events.

The information set forth in the Introductory Note and Item 2.01 of this report is incorporated herein by reference.

On October 22, 2018, the Company issued a press release announcing the completion of the Merger. A copy of such press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of June 15, 2018, by and among Feldenkreis Holdings LLC, GF Merger Sub, Inc. and Perry Ellis International, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Perry Ellis International, Inc. with the Securities and Exchange Commission on June 20, 2018)
3.1	Sixth Amended and Restated Articles of Incorporation of Perry Ellis International, Inc.
3.2	Third Amended and Restated Bylaws of Perry Ellis International, Inc.
99.1	Press Release dated October 22, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 24, 2018	PERRY ELLIS INTERNATIONAL, INC.

	By:	/s/ Oscar Feldenkreis
		Name:	Oscar Feldenkreis
		Title:	President and Chief Executive Officer

Index of Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of June 15, 2018, by and among Feldenkreis Holdings LLC, GF Merger Sub, Inc. and Perry Ellis International, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Perry Ellis International, Inc. with the Securities and Exchange Commission on June 20, 2018)
3.1	Sixth Amended and Restated Articles of Incorporation of Perry Ellis International, Inc.
3.2	Third Amended and Restated Bylaws of Perry Ellis International, Inc.
99.1	Press Release dated October 22, 2018